UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 24, 2003

SouthFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13640	63-1121255

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 North Norton Avenue, Sylacauga, Alabama	35150

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(256) 245-4365

Not applicable
(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
Press Release, dated January 24, 2003

ITEM 5.   OTHER EVENTS.

On January 24, 2003, SouthFirst Bancshares, Inc. (the “Company”) issued a press release (the “Press Release”), announcing that the Board of Directors of the Company had approved a stock repurchase program authorizing the Company to repurchase up to 77,000 shares, or approximately ten percent (10%), of its outstanding common stock. For further information regarding this stock repurchase program, reference is made to the Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release issued by SouthFirst Bancshares, Inc., dated January 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthFirst Bancshares, Inc.

By:	/s/ Joe K. McArthur

Joe K. McArthur Chief Executive Officer

Dated:  January 24, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by SouthFirst Bancshares, Inc., dated January 24, 2003